UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)    On September 21, 2012, the Board of Directors (the “Board”) of Panera Bread Company (the “Company”), on the recommendation of the Compensation and Management Development Committee (the “Compensation Committee”), approved an increase in the total annual grants for which the Company's Co-Chief Executive Officers, Ronald M. Shaich and William W. Moreton, are eligible under the Company's 2005 Long Term Incentive Program, a sub-plan under the Company's 2006 Stock Incentive Plan (“LTIP”). Specifically, beginning in 2012, each of Messrs. Shaich and Moreton shall be eligible for an annual grant under the LTIP in an amount equal to 300% (increased from 200%) of his annual base salary, which shall include eligibility for a Performance Award equal to 150% (increased from 100%) of his annual base salary, a Choice Award equal to 75% (increased from 50%) of his annual base salary, and a Restricted Stock Award equal to 75% (increased from 50%) of his annual base salary. In accordance with the foregoing, the Board, on the recommendation of the Compensation Committee, granted to each of Messrs. Shaich and Moreton a Restricted Stock Award of 2,779 shares of the Company's Class A Common Stock (“Common Stock”) and a Choice Award of 2,779 shares of Common Stock. Such LTIP awards are subject to the terms and conditions described in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders.

(b)    Also on September 21, 2012, the Board, on the recommendation of the Compensation Committee, determined that, consistent with the terms of the LTIP, certain employees hired or promoted after the commencement of existing, open Three Year Performance Periods and eligible to receive Performance Awards under the LTIP, would be eligible to receive payouts under such Performance Awards on a pro rata basis with respect to such Performance Periods. The Board and Compensation Committee excluded Charles J. Chapman, III, the Company's Executive Vice President and Chief Operating Officer from this pro rata treatment of Performance Awards due to the fact that Mr. Chapman received a special award of Restricted Stock in connection with his hiring in 2011 and instead, granted to Mr. Chapman a one-time, special Restricted Stock Award of 734 shares of the Company's Class A Common Stock, which grant was intended to represent the difference between the value of Mr. Chapman's initial hiring grant and the assumed projected value of the benefit that Mr. Chapman would have received had he participated in the pro rata Performance Award. Mr. Chapman's Restricted Stock Award shall vest annually in three equal installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	September 25, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer